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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-5570-LA and No. 333-43899 on Form S-3 and Form S-8, respectively, and in Amendment No. 3 to Registration Statement No. 333-50385 on Form S-3 of our report dated March 26, 1999 (April 15, 1999 as to Note 13) appearing in the Annual Report on Form 10-KSB of Bristol Retail Solutions, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
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Costa Mesa, California
April 15, 1999